EXHIBIT B-6




                        FORMING PARTY AGREEMENT REGARDING
                           SYSTEM OPERATING PROCEDURES




                                     BETWEEN

                        AMERICAN TRANSMISSION COMPANY LLC

                                       AND

                          [                         ]*
                           -------------------------




                        DATED AS OF [             ], 2000
                                     -------------


------------------------
*    The Forming Members of ATCLLC.

                        FORMING PARTY AGREEMENT REGARDING
                           SYSTEM OPERATING PROCEDURES

     THIS FORMING PARTY AGREEMENT REGARDING SYSTEM OPERATING PROCEDURES is
entered into as of               , 2000, by and among American Transmission
                   --------------
Company LLC ("ATCLLC"), Madison Gas & Electric Company, Wisconsin Electric Power Company, Wisconsin Power and Light Company, Wisconsin Public Power, Inc., and Wisconsin Public Service Corporation (each individually referred to as "Party," and collectively referred to as "the Parties.")

                                    RECITALS

     WHEREAS, Wisconsin Act 9 ("Reliability 2000 Legislation"), effective October 29, 1999, authorized the organization of a new company to provide electric transmission service;

     WHEREAS, pursuant to the provisions of the Reliability 2000 Legislation, ATCLLC was organized to provide transmission service;

     WHEREAS, the Reliability 2000 Legislation authorized electric transmission utilities to transfer their transmission assets to a new company organized to provide transmission service;

     WHEREAS, Wisconsin Electric Power Company, Wisconsin Power & Light Company, Wisconsin Public Service Corporation and Madison Gas and Electric have agreed to transfer their transmission assets to ATCLLC and WPPI has agreed to contribute cash to ATCLLC in exchange for membership interests;

     WHEREAS, as part of the negotiation which resulted in the commitment of ATCLLC's member utilities to join ATCLLC, certain agreements were made which established policies and procedures regarding ATCLLC's operation during the transition to ATCLLC control over the Transmission Facilities (the "Agreements');

     WHEREAS, the Agreements were designed to allow the Transmission System to continue to operate reliably, and to facilitate a smooth process of divestment for the Contributing Utilities;

     WHEREAS, the ATCLLC Executive Committee has adopted the Agreements as policy for ATCLLC; and

     WHEREAS, the Parties desire to enter into this Forming Party Agreement Regarding System Operating Procedures to contractually recognize the Agreements and to establish a process to interpret, apply and, where mutually agreeable, amend the Agreements.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereby agree as follows:

                        1.  DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS, GENERALLY.

     Unless defined in Section 1.2 of this Forming Party Agreement Regarding System Operating Procedures, the definition of each defined term used in this Forming Party Agreement Regarding System Operating Procedures shall be the same as the definition for that term set forth in the OATT, the Operating Agreement of ATCLLC, or the Asset Contribution Agreement between the Parties.

     1.2  AGREEMENTS.

     "Agreements" shall mean the documents attached as Exhibit 1.


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


                                  2.  AGREEMENT

     2.1 The Parties hereby confirm that the Agreements reflect their agreement with respect to matters to which they relate.

     2.2 The Parties shall cooperatively develop mutually agreeable processes, practices and protocols for implementing the Agreements.

     2.3 The Committees established in the Agreements, subject to the oversight of the Board of Directors of ATCLLC Management, Inc. (the "Board"), along with the Network Operating Committee established in the ATCLLC OATT, shall have responsibility for developing the processes, practices, and protocols for refining and implementing the Agreements.

     2.4 Any such implementation measures shall be the subject of one or more written Memoranda of Agreement, which when reviewed and approved by the Board shall be attached to and made part of this Forming Party Agreement Regarding System Operating Procedures. The terms and provisions of those Memoranda of Agreement shall supercede the Agreements to the extent of any conflict.

     2.5 Documents executed by the Parties and accepted for filing by regulatory authorities shall be considered mutually acceptable amendments to this Forming Party Agreement Regarding System Operating Procedures.

                             3.  DISPUTE RESOLUTION

     3.1 Any party aggrieved by a Board's decision relating to the Agreements may resort to dispute resolution as set forth in Exhibit B of the Operating Agreement of ATCLLC.

     IN WITNESS WHEREOF, the Parties have causes this Forming Party Agreement Regarding System Operating Procedures to be executed by their duly authorized representatives, effective as of the date first written above.


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


                                            AMERICAN TRANSMISSION COMPANY LLC


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


                                            MADISON GAS & ELECTRIC COMPANY


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


                                            WISCONSIN ELECTRIC POWER COMPANY


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


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


                                            WISCONSIN POWER AND LIGHT COMPANY


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


                                            WISCONSIN PUBLIC POWER, INC.


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


                                            WISCONSIN PUBLIC SERVICE CORPORATION


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------


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